Exhibit 3.4
MYRIANT CORPORATION
AMENDED AND RESTATED BYLAWS
ARTICLE I
STOCKHOLDERS
     Section 1. Annual Meeting.
     An annual meeting of the stockholders of Myriant Corporation (the “Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, within or outside the State of Delaware, on such date, and at such time as the Board of Directors of the Corporation (the “Board”) shall determine from time to time. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
     Section 2. Advance Notice Provisions for Stockholder Proposals.
          (1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2 as to such business. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the Board pursuant to Section 4 of this Article I. Stockholders seeking to nominate persons for election to the Board must comply with Section 3 of this Article I, and this Section 2 shall not be applicable to nominations except as expressly provided in Section 3 of this Article I.
          (2) Without qualification, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2 and (iii) the business desired to be brought must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
          (3) To be in proper form for purposes of this Section 2, a stockholder’s notice to the Secretary of the Corporation shall set forth:
               (i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
               (ii) As to each Proposing Person, (A) any derivative, swap, hedging or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap, hedging or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap, hedging or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, hedging or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, hedging or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, hedging or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding, transaction or relationship, including any derivative, swap, hedging, form of settlement, or long or short positions or any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
               (iii) As to each Proposing Person, (A) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (B) a representation whether the Proposing Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal.
               (iv) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.
               (v) For purposes of this Section 2, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
               (vi) A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one (1) additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.
          (4) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
          (5) The foregoing notice requirements of this Section 2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
          (6) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at an annual meeting except in accordance with this Section 2. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (a) to determine whether business was properly brought before the meeting in accordance with this Section 2 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s proposal in compliance with such Proposing Person’s representation as required by clause (3)(iii)(B) of this Section 2), and (b) if he or she should so determine that the business was not proposed in compliance with this Section 2, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (7) Notwithstanding the foregoing provisions of this Section 2 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such business proposals; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals or any other business to be considered pursuant to this Section 2 (including paragraphs (1)(iii) and (2) hereof), and compliance with paragraphs (1)(iii) and (2) of this Section 2 shall be the exclusive means for a stockholder to submit other business (other than, as provided in paragraph (5) of this Section 2, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
          (8) For purposes of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     Section 3. Advance Notice Provisions for Nominations of Directors.
          (1) Nominations of any person for election to the Board at an annual meeting may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons appointed by the Board, (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (iii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (B) is entitled to vote at the meeting and upon such election, and (C) has complied with this Section 3 as to such nomination. Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2(2) of this Article I) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3.
          (2) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Board (i) by or at the direction of the Board (or any committee thereof), or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation, who is a stockholder of record of the Corporation at the time the notice provided for in this Section 3 is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and upon such election and who complies with the notice procedures set forth in this Section 3. The stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2(8) of this Article I) of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (3) To be in proper form for purposes of this Section 3, a stockholder’s notice to the Secretary of the Corporation shall set forth:
               (i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2(3)(i) of this Article I, except that for purposes of this Section 3 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(3)(i) of this Article I);
               (ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2(3)(ii) of this Article I, except that for purposes of this Section 3 of this Article I the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(3)(ii) of this Article I and the disclosure in clause (F) of Section 2(3)(ii) of this Article I shall be made with respect to the election of directors at the meeting);
               (iii) As to each Nominating Person, the information required to be disclosed pursuant to Section 2(3)(iii) of this Article I, except that for purposes of this Section 3 of this Article I, the term “Nominating Person” shall be substituted for the term

“Proposing Person” in all places it appears in Section 2(3)(iii) of this Article I and the references to “proposal” or “business” shall be deemed to be reference to “nomination”;
               (iv) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 3 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2(3)(vi) of this Article I), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 3(6) of this Article I;
               (v) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee; and
               (vi) For purposes of this Section 3, the term “Nominating Person” shall mean (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
          (4) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, or if practicable, any adjournment or postponement thereof (and if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
          (5) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 3. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (a) to determine whether a nomination was properly made in accordance with this Section 3 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (3)(iii) of this Section 3), and (b) if he or she should so determine that any proposed nomination was not made in compliance with this Section 3, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
          (6) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in form provided by the Secretary of the Corporation upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected to a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
          (7) Notwithstanding anything in the first sentence of paragraph 2 of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (2) of this Section 3 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10) day following the day on which such public disclosure is first made by the Corporation.
          (8) In addition to the requirements of this Section 3 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such nominations; provided, however, that references in these Bylaws to the Exchange Act, or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations to be considered pursuant to these Bylaws (including paragraphs (1)(iii) and (2) hereof), and compliance with paragraphs (1)(iii) and (2) of this Section 2 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 3 shall be deemed to affect any rights (a) of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.
     Section 4. Special Meetings.
          (1) Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the directors then in office, but such special meetings may not be called by any other person or persons. The Board may postpone or reschedule any previously scheduled special meeting.
          (2) Only such business shall be conducted at a special meeting of stockholders as shall have been stated in the notice for such special meeting.
     Section 5. Notice of Meetings.
     Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
     Section 6. Quorum and Adjournment.
     At any meeting of the stockholders, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote upon a question at the meeting, present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law, the Amended and Restated Certificate of Incorporation or these Bylaws. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
     If a quorum shall not be present or represented at any annual or special meeting of the stockholders, the chairperson of the meeting, or the holders of a majority in voting power of the shares of stock of the Corporation which are entitled to vote at the meeting and are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.
     Section 7. Organization.
     Such person as the Board may have designated or, in the absence of such a person, the Chairperson of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority in voting power of the shares of stock of the Corporation which are entitled to vote at the meeting and are present in person, present by any means of remote communication authorized by the Board in its sole discretion, or represented by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.
     Section 8. Conduct of Business.
     The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of the meeting shall have the power to adjourn the meeting for any reason (or no reason) to another place, if any, date and time, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     Section 9. Voting.
     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 11 of this Article I and Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.
     Except as may be otherwise provided in the Amended and Restated Certificate of Incorporation or these Bylaws, each stockholder voting shall be entitled to one (1) vote for each share of capital stock of the Corporation held by such stockholder which has voting power upon the matter in question.
     At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect a director. Unless otherwise provided by the Amended and Restated Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a meeting at which a quorum is present shall be decided by the affirmative vote at such meeting of stockholders of a majority of votes cast by the holders of shares of stock of the Corporation which are entitled to vote on the election or question and are present in person, present by any means of remote communication authorized by the Board in its sole discretion or represented by proxy. For the avoidance of doubt, abstentions and broker nonvotes will not be counted as votes cast.
     Section 10. Stockholder Action by Written Consent.
     Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     Section 11. Record Date.
     In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.
     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
     Section 12. Proxies and Voting.
     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder.
     Section 13. Stock List.
     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date); arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
     Section 14. Inspectors of Election.
     The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or three (3) inspectors of election, who may be employees of the Corporation, to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one (1) or more alternate inspectors of election to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality, in good faith, and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors of election. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspector or inspectors of election is prima facie evidence of the facts stated therein. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE II
DIRECTORS
     Section 1. Powers.
     Subject to the provisions of the DGCL and any limitations in the Amended and Restated Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
     Section 2. Number of Directors.
     Subject to the Amended and Restated Certificate of Incorporation, the authorized number of directors shall be determined from time to time exclusively by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
     Section 3. Election, Qualification and Term of Office of Directors.
     Except as provided in Section 4 of this Article II, each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Amended and Restated Certificate of Incorporation or these Bylaws. The Amended and Restated Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.
     If so provided in the Amended and Restated Certificate of Incorporation, the directors of the Corporation shall be divided into three (3) classes.
     Section 4. Resignation and Vacancies.

     Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairperson of the Board, CEO or Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board. If no such specification is made, it shall be deemed effective upon receipt. When one (1) or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 4 in the filling of other vacancies.
     Unless otherwise provided in the Amended and Restated Certificate of Incorporation or these Bylaws, any and all vacancies, however occurring, including without limit, by reason of an increase in the authorized number of directors or the death, resignation, disqualification or removal of one or more directors may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders) and each director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and qualified. If the directors are divided into classes, a person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
     Section 5. Place of Meetings; Meetings by Telephone.
     The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
     Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Section 5 shall constitute presence in person at the meeting.
     Section 6. Regular Meetings.
     Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
     Section 7. Special Meetings; Notice.
     Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, or a majority of the authorized number of directors.
     Notice of the time and place of special meetings shall be:
               (i) delivered personally by hand, by courier or by telephone;

               (ii) sent by United States first-class mail, postage prepaid;
               (iii) sent by facsimile; or
               (iv) sent by electronic mail,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.
     If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
     Section 8. Conduct of Business.
     At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. Meetings of the Board shall be presided over by the chairman of the Board or, in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 9. Quorum.
     At all meetings of the Board, the directors entitled to cast a majority of the votes of the total authorized number of directors shall constitute a quorum for the transaction of business. A majority of the votes entitled to be cast by the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Amended and Restated Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
     Section 10. Board Action by Written Consent Without a Meeting.
     Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
     Section 11. Fees and Compensation of Directors.
     Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board.
     Section 12. Removal of Directors.
     Except as otherwise provided by the DGCL, the Board or any individual director may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.
     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.
ARTICLE III
COMMITTEES
     Section 13. Committees of Directors.
     The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
     Section 14. Committee Minutes.
     Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     Section 15. Meetings and Action of Committees.
     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
               (i) Section 5 of Article II (place of meetings and meetings by telephone);
               (ii) Section 6 of Article II (regular meetings);
               (iii) Section 7 of Article II (special meetings and notice);
               (iv) Section 8 of Article II (conduct of business);
               (v) Section 9 of Article II (quorum);
               (vi) Section 2 of Article VIII (waiver of notice); and
               (vii) Section 10 of Article II (action without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
               (viii) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
               (ix) special meetings of committees may also be called by resolution of the Board; and
               (x) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
ARTICLE IV
OFFICERS
     Section 16. Officers.
     The officers of the Corporation shall be a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.
     Section 17. Appointment of Officers.

     The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, subject to the rights, if any, of an officer under any contract of employment.
     Section 18. Subordinate Officers.
     The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.
     Section 19. Removal and Resignation of Officers.
     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board then in office at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.
     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
     Section 20. Vacancies in Offices.
     Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 3 of this Article IV.
     Section 21. Representation of Shares of Other Corporations.
     The Chairperson of the Board, the President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Corporation, or any other person authorized by the Board or the President or a Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
     Section 22. Authority and Duties of Officers.
     All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V
RECORDS AND REPORTS
     Section 23. Maintenance and Inspection of Records.
     The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.
     In accordance with Delaware law, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.
     Section 24. Inspection by Directors.
     In accordance with Delaware law, any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
ARTICLE VI
STOCK
     Section 25. Certificates of Stock; Uncertificated Shares.
     The shares of the Corporation shall be evidenced by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares evidenced by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock evidenced by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairperson or a Vice-Chairperson of the Board or the President or a Vice President, and by the Secretary or an

Assistant Secretary, or the Chief Financial Officer, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
     Section 26. Transfers of Stock.
     Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.
     Section 27. Registered Stockholders.
     The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
     Section 28. Lost, Stolen or Destroyed Certificates.
     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Corporation may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 29. Regulations.
     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.
ARTICLE VII
OTHER SECURITIES OF THE CORPORATION
     All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Article VI), may be signed by the Chairperson of the Board, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board, or bear imprinted thereon the facsimile signature of such person.
ARTICLE VIII
NOTICES
     Section 30. Notices.
     If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by facsimile, telegraph, telex or by electronic transmission in the manner provided in Section 232 of the DGCL.
     Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Corporation’s Amended and Restated Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send such single notice, shall be deemed to have consented to receiving such single written notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation.
     Section 31. Waivers.
     A written waiver of any notice, signed by a stockholder or director entitled to notice, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX
MISCELLANEOUS
     Section 32. Facsimile Signatures.
     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.
     Section 33. Corporate Seal.
     The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
     Section 34. Reliance upon Books, Reports and Records.
     To the fullest extent permitted by applicable law, each director and each member of any committee designated by the Board, in the performance of his or her duties, shall be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
     Section 35. Fiscal Year.
     The fiscal year of the Corporation shall be as fixed by resolution of the Board.
     Section 36. Time Periods.
     In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
     Section 37. Other Offices.
     The registered office of the Corporation shall be fixed in the Corporation’s Amended and Restated Certificate of Incorporation, as same may be amended from time to time. The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board, and may also have offices at such other places, both within and without the State of Delaware as the Board may from time to time determine or the business of the Corporation may require.

     Section 38. Execution of Corporate Instruments.
     The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.
     All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as provided in these Bylaws or as the Board shall authorize so to do.
     Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
ARTICLE X
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 39. Right to Indemnification.
     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or is or, while a director or officer of the Corporation, was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article X with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized in the specific case by the Board of the Corporation or is expressly required by law.
     Section 40. Right to Advancement of Expenses.

     In addition to the right to indemnification conferred in Section 1 of this Article X, an Indemnitee shall, to the fullest extent not prohibited by applicable law, also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if required by the DGCL, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under Section 1 of this Article X or otherwise.
     Section 41. Right of Indemnitee to Bring Suit.
     If a claim under Section 1 (following the final disposition of such proceeding) or 2 of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, in either case the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article X or otherwise shall be on the Corporation.
     Section 42. Non-Exclusivity of Rights.
     The rights to indemnification and to the Advancement of Expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Corporation’s Amended and Restated Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 43. Insurance.
     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
     Section 44. Indemnification of Employees and Agents of the Corporation.
     The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
     Section 45. Other Indemnification.
     The Corporation’s obligation, if any, to indemnify or advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
     Section 46. Nature of Rights.
     The rights conferred upon indemnitees in this Article X shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
     Section 47. Saving Clause.
     If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each director and officer to the fullest extent not prohibited by any applicable portion of this Article X that shall not have been invalidated, or by any other applicable law. If this Article X shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify and advance expenses to each director and officer to the fullest extent permitted under any other applicable law.

ARTICLE XI
LOANS TO OFFICERS
     Except as otherwise prohibited by applicable law, including the Sarbanes-Oxley Act of 2002, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.
ARTICLE XII
AMENDMENTS
     In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal Bylaws of the Corporation; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.